FOR IMMEDIATE RELEASE
American Realty Capital Properties
Announces Record First Quarter 2013 Operating Results, In Line with Published 2013 Earnings Guidance Completes Successful Merger with ARCT III
Grows Revenues Over 600% Compared to Prior Quarter End

New York, New York, May 6, 2013 - American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”) announced today its operating results for the three months ended March 31, 2013. Operating highlights are provided below. All per share results are reported on a fully diluted basis.

For the quarter ended March 31, 2013, revenues were $40.2 million, compared to $5.7 million generated in the fourth quarter of 2012, or an increase of over 600%. Funds from operations and adjusted funds from operations totaled $24.5 million and $30.8 million for the first quarter of 2013, respectively, compared to $2.2 million and $3.4 million generated in the quarter ended December 31, 2012, respectively.

“We are very pleased with our first quarter results which are in line with our earlier 2013 earnings guidance, projecting earnings growth of 16% between 2013 and 2014, and we are particularly well positioned for continued earnings growth. Our completed acquisitions through March 31 represent roughly 25% of our projected $1.1 billion of 2013 acquisitions,” stated Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCP. “Our acquisition of American Realty Capital Trust III, Inc. (“ARCT III”) closed during the first quarter, proving transformative from a portfolio standpoint, and providing significant additional portfolio diversification. Our current financial position exhibits extremely low leverage, and our unsecured credit facility gives us current capacity of approximately $800 million at very attractive pricing. We intend to continue executing our highly accretive organic acquisition program on which our earnings guidance is constructed, while at the same time actively pursuing strategic opportunities to buy large-scale property portfolios and make additional corporate acquisitions in the net lease sector.”

“Our balance sheet, post-merger with ARCT III, provides us considerable flexibility as we ramp up our acquisition activity. As of March 31, our net debt to EBITDA ratio is only 5.3 times, with a modest leverage ratio (net debt to enterprise value) of 25.9%,” observed Brian S. Block, Executive Vice President and Chief Financial Officer of ARCP. “Our upsized unsecured credit facility along with common stock currency that has increased over 25% since the ARCT III merger on February 28, affords us additional optionality with respect to constructing a high credit quality real estate portfolio designed for stability and growth with the long-term in mind. The acquisition team continues to source net leased properties accretive to our earnings comprised of both medium- and long-term leases to strong credit tenants.”

First Quarter 2013 Operating Highlights

•	Funds from operations: $24.5 million, or $0.16 per share.

•	Adjusted funds from operations: $30.8 million, or $0.20 per share.

•	Core funds from operations: $30.1 million, or $0.20 per share.

•	Revenues: $40.2 million. Total annualized GAAP revenues as of March 31, 2013, are $165.4 million.

•	Net operating income (excluding one-time merger and acquisition costs and non-cash depreciation and amortization expenses): $35.6 million.

•	Total dividends paid to stockholders: $32.3 million, or $0.897 per share on an annualized basis ($0.90 per share on an annualized basis for March).

•	Fully diluted weighted-average shares and units outstanding: 154.3 million.

First Quarter 2013 Property Portfolio Highlights

•	Completed acquisition of ARCT III: successfully closed on this transformative transaction increasing ARCP's total enterprise value to approximately $3.1 billion (details below).

•
Closed on $262.3 million of new acquisitions: in addition to acquiring ARCT III, acquired 48 properties with an average capitalization rate of 7.84%, consistent with ARCP's net lease investment strategy (both long- and medium-term remaining primary lease terms).

•
Current Portfolio composition: 701 100% occupied, freestanding single tenant properties comprised of 16.7 million square feet, occupied by 79.4% investment grade corporate tenants with a weighted average remaining lease term of 11.1 years.

First Quarter 2013 Capital Markets Activity

•
Issued common stock: In January 2013, ARCP priced an underwritten public follow-on offering of 1,800,000 shares of its common stock at a price of $13.47 per share (before underwriting discounts and commissions). The underwriters fully exercised their option to purchase an additional 270,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering closed on January 29, 2013. As a result, ARCP received total net proceeds of approximately $26.5 million, after deducting underwriting discounts, commissions and estimated expenses. Ladenburg Thalmann & Co. Inc. acted as sole book running manager for the offering and Aegis Capital Corp., Maxim Group LLC and National Securities Corporation served as co-managers.

•
Launched an “At-The-Market” program: In January 2013, ARCP re-launched its “at the market” equity offering (“ATM”) program in which it may from time to time offer and sell shares of its common stock having aggregate offering proceeds of up to $60.0 million. The shares will be issued pursuant to ARCP's existing $500.0 million universal shelf registration statement. As of March 31, 2013, ARCP had issued 61,000 shares at a weighted average price per share of $13.47 for net proceeds of $0.8 million pursuant to the ATM program. As of March 31, 2013, $59.2 million of shares of common stock remained available for issuance under the ATM program.

•
Filed WKSI Shelf registration: In addition to its existing $500.0 million universal shelf registration statement, ARCP filed a universal shelf registration statement as a “well known seasoned issuer” (WKSI).

•
Upsized unsecured credit facility: In connection with the ARCT III merger, ARCP assumed an $875.0 million unsecured credit facility with Wells Fargo Bank, National Association acting as administrative agent. Capital One, N.A. and JP Morgan Chase Bank, N.A. participated as documentation agents and RBS Citizens, N.A. and Regions Bank acted as syndication agents for the credit facility. This credit facility was upsized twice and, as of March 31, 2013, provides financing of up to $1.45 billion, comprised of a $810.0 million term loan and $640.0 million of revolving credit, at a current annualized interest rate of 1.96%. The credit facility also includes an “accordion feature” that would allow ARCP, subject to certain conditions, to increase the aggregate commitments to $2.5 billion.

Merger Agreement with ARCT III
On December 14, 2012, ARCP and ARCT III entered into a definitive merger agreement under which ARCP would acquire all of the outstanding shares of ARCT III in a transaction that would result in a combined company with $3.1 billion of enterprise value, increasing ARCP's enterprise value tenfold. The independent members of both companies' board of directors unanimously approved the merger agreement and on February 26, 2013, both companies' stockholders voted 'FOR' the proposal to approve the companies' respective actions with respect to the merger. As previously announced, more than 97.4% of the shares voting at the ARCP special meeting voted in favor of the merger, representing more than 55.0% of all ARCP outstanding shares. In addition, more than 98.4% of the shares voting at ARCT III's special meeting voted in favor of the merger, representing more than 68.8% of all outstanding ARCT III common shares. The transaction successfully closed on February 28, 2013. Merger related costs incurred were slightly below our projections. The portfolio is currently fully integrated into Company operations.

Financial Results
Funds From Operations and Adjusted Funds From Operations
Funds from operations (“FFO”) for the three months ended March 31, 2013, totaled $24.5 million, or $0.16 per share. FFO for this period includes one-time net acquisition and transaction related expenses of $5.6 million. Excluding such one-time costs, core FFO is $30.1 million, or $0.20 per share.

Adjusted funds from operations (“AFFO”) for the three months ended March 31, 2013, totaled $30.8 million, or $0.20 per share.

Dividend Increases

During the quarter ended March 31, 2013, ARCP announced its sixth consecutive quarterly common stock dividend increase. The Company's board of directors authorized, and the Company declared on March 17, 2013, an increase in its annual dividend rate from $0.900 per share to $0.910 per share. The new monthly dividend will be paid on June 15, 2013 to stockholders of record at the close of business on June 8, 2013, in an amount equal to $0.075833 per share.

Total dividends paid to common stockholders by the Company were $32.3 million for the three months ended March 31, 2013.
Property Portfolio

As of March 31, 2013, the Company owned 701 freestanding, single tenant, 100% occupied net leased properties comprised of 16.7 million square feet (excluding one vacant property classified as held-for-sale). These properties are located in 45 states plus Puerto Rico and include 52 tenants, operating in 20 distinct industries.  The weighted average remaining primary lease term of the portfolio is 11.1 years and 79.4% of annualized rental income is from tenants with investment grade ratings as determined by a major credit rating agency (includes properties leased to Home Depot USA, Inc., Bimbo Bakeries USA, Inc. and Iron Mountain Information Management, Inc., which are, respectively, unrated wholly owned subsidiaries of The Home Depot, Inc., Grupo Bimbo SAB de CV, and Iron Mountain Incorporated. We have attributed the rating of each parent company to its wholly owned subsidiary for purposes of this discussion.)

In addition to the acquisition of ARCT III, during the quarter ended March 31, 2013, ARCP acquired 48 properties, all 100% occupied, comprised of over 1.3 million square feet for an aggregate base purchase price of $262.3 million at an average capitalization rate of 7.84%. The acquired properties are located in 10 states and occupied by 21 tenants, further diversifying the tenant mix.

Since March 31, 2013, ARCP acquired an additional 20 properties, all 100% occupied, comprised of approximately 233,000 square feet for an aggregate purchase price of $51.4 million at an average capitalization rate of 7.85%. The acquired properties are located in 11 states plus Puerto Rico and occupied by 9 tenants, further diversifying the tenant mix. As a result, ARCP owns 721 freestanding, single tenant, 100% occupied net leased properties comprised of approximately 17.0 million square feet (excluding one vacant property classified as held-for-sale). The following table summarizes the portfolio characteristics as of the dates presented:

	December 31, 2012	March 31, 2013	May 3, 2013
Total Square Feet	2.4 million	16.7 million	17.0 million
% Investment Grade(1)	97%	79%	79%
Avg. Remaining Lease Term	6.7 years	11.1 years	11.1 years
Occupancy	100%	100%	100%
No. of Properties	146	701	721
No. of Tenants	17	52	55
No. of Industries	11	20	20
States	26	45 + PR	45 + PR
2013 Annualized Rents	$22.8 million	$165.4 million	$169.4 million

(1) Includes investment grade tenants affiliated with investment grade entities as determined by a major rating agency.

First Quarter 2013 Conference Call Details

ARCP will be hosting its first quarter 2013 conference call and webcast on Monday, May 6, 2013 at 11:00 AM ET. Nicholas S. Schorsch, Chairman and Chief Executive Officer, and Brian S. Block, Executive Vice President and Chief Financial Officer, will conduct the call. Conference call details are as follows:

Live Conference Call and Webcast Details*
Domestic Dial-In Number: 1-888-317-6003
International Dial-In Number: 1-412-317-6061
Canada Dial-In Number: 1-866-284-3684
Conference ID: 6124627
Webcast: http://arcpreit.com/Q12013EarningsCall
*Participants should dial in 10-15 minutes early.

Conference Call Replay Details
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Conference ID: 10027748
Date Available: May 6, 2013 (one hour after the end of the conference call) to June 6, 2013 at 9:00 AM ET

Supplemental Information

Supplemental information on the Company's first quarter 2013 operations can be found in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) on May 3, 2013. The supplemental information report is titled “Quarterly Supplemental Information: First Quarter 2013.” Information in this report includes, in addition to other data: (1) Consolidated Balance Sheet and Income Statement Details; (2) Funds from Operations and Adjusted Funds from Operations details; (3) Dividend Summary; and (4) Portfolio Details.

Funds from Operations and Adjusted Funds from Operations

ARCP considers FFO and AFFO, which is FFO as adjusted to exclude acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and gains and losses useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Additionally, the Company believes that AFFO, by excluding acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and gains and losses, provides information consistent with management's analysis of the operating performance of the properties. By providing AFFO, ARCP believes it is presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance. Further, ARCP believes AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies, including exchange-traded and non-traded REITs.

As a result, the Company believes that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

About the Company

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a real estate investment trust for U.S. federal income tax purposes for the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about the ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding the Company and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice
The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements ARCP makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors, many of which are beyond our control, including other factors included in our reports filed with the SEC, particularly in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of ARCP's latest Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, each as filed with the SEC, as such Risk Factors may be updated from time to time in subsequent reports. ARCP does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Anthony J. DeFazio	Brian S. Block, EVP & CFO
Diccicco Battista Communications	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 212-415-6500

AMERICAN REALTY CAPITAL PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$298,280	$249,541
Buildings, fixtures and improvements	1,521,505	1,336,726
Acquired intangible lease assets	241,501	212,223
Total real estate investments, at cost	2,061,286	1,798,490
Less: accumulated depreciation and amortization	(81,207)	(56,110)
Total real estate investments, net	1,980,079	1,742,380
Cash and cash equivalents	52,412	156,873
Investment securities, at fair value	4	41,654
Restricted cash	1,287	1,108
Prepaid expenses and other assets	15,397	7,416
Deferred costs, net	38,244	15,356
Assets held for sale	679	665
Total assets	$2,088,102	$1,965,452

LIABILITIES AND EQUITY
Mortgage notes payable	$265,118	$265,118
Senior secured revolving credit facility	—	124,604
Unsecured credit facility	640,000	—
Derivatives, at fair value	5,012	3,830
Accounts payable and accrued expenses	6,589	9,459
Deferred rent and other liabilities	5,270	4,336
Distributions payable	92	9,946
Total liabilities	922,081	417,293

Series A convertible preferred stock, $0.01 par value, 545,454 shares (liquidation preference $11.00 per share) authorized, issued and outstanding at March 31, 2013 and December 31, 2012, respectively	5	5
Series B convertible preferred stock, $0.01 par value, 283,018 shares (liquidation preference $10.60 per share) authorized, issued and outstanding at March 31, 2013 and December 31, 2012, respectively	3	3
Common stock, $0.01 par value, 240,000,000 shares authorized, 154,322,153 and 179,167,112 issued and outstanding at March 31, 2013 and December 31, 2012, respectively	1,543	1,792
Additional paid-in capital	1,335,863	1,653,900
Accumulated other comprehensive loss	(5,018)	(3,934)
Accumulated deficit	(290,484)	(120,072)
Total stockholders’ equity	1,041,912	1,531,694
Non-controlling interests	124,109	16,465
Total equity	1,166,021	1,548,159
Total liabilities and equity	$2,088,102	$1,965,452

AMERICAN REALTY CAPITAL PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except for per share data)

	Three Months Ended March 31,
	2013	2012
Revenues:
Rental income	$38,378	$6,083
Operating expense reimbursements	1,822	157
Total revenues	40,200	6,240
Operating expenses:
Acquisition related	5,582	4,785
Merger and other transaction related	137,769	—
Property operating	2,404	292
General and administrative	1,307	525
Equity-based compensation	876	146
Depreciation and amortization	25,109	3,535
Operating fees to affiliates	—	212
Total operating expenses	173,047	9,495
Operating loss	(132,847)	(3,255)
Other income (expenses):
Interest expense	(6,202)	(1,456)
Income from investment securities	218	—
Gain on sale of investment securities	451	—
Loss on derivative instruments	(5)	—
Other income	35	5
Total other expenses, net	(5,503)	(1,451)
Loss from continuing operations	(138,350)	(4,706)
Net loss from continuing operations attributable to non-controlling interests	432	—
Net loss from continuing operations attributable to stockholders	(137,918)	(4,706)
Discontinued operations:
Loss from operations of held for sale properties	(16)	(13)
Gain (loss) on held for sale properties	14	(323)
Net loss from discontinued operations	(2)	(336)
Net loss from discontinued operations attributable to non-controlling interests	—	14
Net loss from discontinued operations attributable to stockholders	(2)	(322)
Net loss	(138,352)	(5,042)
Net loss attributable to non-controlling interests	432	14
Net loss attributable to stockholders	(137,920)	(5,028)
Other comprehensive loss:
Designated derivatives, fair value adjustment	(1,177)	(603)
Unrealized loss on investment securities, net	93	—
Comprehensive loss	$(139,004)	$(5,631)
Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.90)	$(0.20)
Basic and diluted net loss per share attributable to common stockholders	$(0.90)	$(0.21)

Funds from Operations and Adjusted Funds from Operations Per Share
(in 000’s except share and per share data)

	Quarter Ended
	March 31, 2013	Per Share
Net loss attributable to stockholders (in accordance with U.S. GAAP)	$(137,920)	$(0.89)
Merger & other transaction costs	137,769	0.89
Loss on held for sale properties	(14)	—
Realized losses on early extinguishment of debt	(451)	—
Depreciation and amortization	25,109	0.16
FFO	24,493	0.16

Acquisition and transaction related costs	5,582	0.04
Core FFO	30,075	0.20

Amortization of above-market lease	63	—
Amortization of deferred financing costs	1,108	0.01
Straight-line rent	(1,370)	(0.01)
Non-cash equity compensation expense	876	—
AFFO	$30,752	$0.20

The below table reflects the items deducted or added to net loss in our calculation of FFO and AFFO for the three months ended March 31, 2013 and 2012 (in thousands):

	Three Months Ended March 31,
	2013	2012
Net loss attributable to stockholders (in accordance with U.S. GAAP)	$(137,920)	$(5,028)
Merger & other transaction costs	137,769	—
Loss on held for sale properties	(14)	323
Realized gains on investment securities and costs of early extinguishment of debt	(451)	—
Depreciation and amortization	25,109	3,535
FFO	24,493	(1,170)

Acquisition and transaction related costs	5,582	4,785
Core FFO	30,075	3,615

Amortization of above-market lease	63	—
Amortization of deferred financing costs	1,108	211
Straight-line rent	(1,370)	(221)
Non-cash equity compensation expense	876	146
AFFO	$30,752	$3,751